     As filed with the Securities and Exchange Commission on June 30, 2000

                                                      Registration No. 333-40378

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                           GALILEO INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                 DELAWARE                                        36-4156005
(State or Other Jurisdiction of Incorporation)      (I.R.S. Employer Identification No.)

                        9700 WEST HIGGINS ROAD, SUITE 400
                            ROSEMONT, ILLINOIS 60018
                    (Address of Principal Executive Offices)

            GALILEO INTERNATIONAL, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                             ----------------------

                            ANTHONY C. SWANAGAN, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                           GALILEO INTERNATIONAL, INC.
                        9700 WEST HIGGINS ROAD, SUITE 400
                            ROSEMONT, ILLINOIS 60018
                     (Name and Address of Agent For Service)

                                 (847) 518-4000
          (Telephone Number, Including Area Code, of Agent For Service)

                                 WITH A COPY TO:
                              ELIZABETH C. KITSLAAR
                           JONES, DAY, REAVIS & POGUE
                                 77 WEST WACKER
                          CHICAGO, ILLINOIS 60601-1692
                                 (312) 269-4114

                             ----------------------

                         CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------
                                                          Proposed          Proposed
                                                           Maximum           Maximum
                                         Amount To Be   Offering Price      Aggregate           Amount Of
 Title Of Securities To Be Registered    Registered(1)   Per Share(2)    Offering Price(2)   Registration Fee(3)
----------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share     500,000        $22,156          $11,078,000        $2,925.00
-------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Galileo International, Inc. Employee Stock Purchase Plan.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of high and low sale prices of the shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), on the New York Stock Exchange, Inc. on June 26, 2000.

(3)  The registration fee was paid on June 28, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Galileo International, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

                  (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 10, 2000.

                  (b) The Company's Quarterly Report on Form 10-Q for the Quarter ended March 31, 2000, filed with the Commission on May 11, 2000.

                  (c) The Company's Current Report on Form 8-K filed with the Commission on March 24, 2000, as amended on May 23, 2000.

                  (d) The Company's Proxy Statement for the Annual Meeting of Stockholders held on May 18, 2000.

                  (e) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 1-13153) on July 1, 1997.

         All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered under this Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated by reference and shall be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the Company only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Section 102(b)(7) of the Delaware General Corporate Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) in respect of certain unlawful dividend payments or stock redemptions or purchases; or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Restated Certificate of Incorporation provides for such limitation of liability.

         The Company's Restated Certificate of Incorporation and Restated By-Laws provide for indemnification of its directors and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time.

         In addition, the Company maintains liability insurance for its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.


Exhibit Number       Description
--------------       -----------
3.1                  Restated Certificate of Incorporation (incorporated by
                     reference to Exhibit 3.1 to the Form S-1)

3.2                  Restated By-Laws (incorporated by reference to Exhibit 3.2 to the Form S-1)

3.3 Amendment No. 1 to Restated By-Laws (incorporated by reference to Exhibit 3.1 to the Form 10-Q for the quarter ended March 31, 2000)

4.1                  Galileo International, Inc. Employee Stock Purchase Plan*

4.2                  Form of Stock Purchase Agreement*

5.1                  Opinion of Anthony C. Swanagan*

23.1                 Consent of Anthony C. Swanagan (included in Exhibit 5.1)*

23.2                 Consent of KPMG LLP*

24.1                 Power of Attorney*

24.2                 Certified Board of Directors' resolution

--------------
* previously filed with the Registration Statement on June 29, 2000


ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemont, State of Illinois, on June 30, 2000.


                                           GALILEO INTERNATIONAL, INC.


                                           By: /s/ James E. Barlett
                                              ----------------------------------
                                               James E. Barlett
                                               Chairman, President and
                                               Chief Executive Officer





          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities on the date indicated.



               Signature                                Title                       Date
               ---------                                -----                       ----

 /s/ James E. Barlett
----------------------------------------   Chairman, President and              June 30, 2000
      James E. Barlett                     Chief Executive Officer
                                           (principal executive officer)

 /s/ Cheryl M. Ballenger*
----------------------------------------   Executive Vice President,            June 30, 2000
      Cheryl M. Ballenger                  Finance, Chief Financial
                                           Officer and Treasurer
                                           (principal financial and
                                           accounting officer)

 /s/ Anthony C. Swanagan*
----------------------------------------   Director, Senior Vice                June 30, 2000
      Anthony C. Swanagan                  President, General Counsel
                                           and Secretary

 /s/ Graham W. Atkinson*
----------------------------------------   Director                             June 30, 2000
      Graham W. Atkinson

 /s/ Wim Dik*                               Director                             June 30, 2000
----------------------------------------
       Wim Dik


 /s/ Mina Gouran*                           Director                             June 30, 2000
----------------------------------------
       Mina Gouran


 /s/ Georges P. Schorderet*                 Director                             June 30, 2000
----------------------------------------
       Georges P. Schorderet


 /s/ Kenneth Whipple*                       Director                             June 30, 2000
----------------------------------------
       Kenneth Whipple



      Pursuant to the requirements of the Securities Act of 1933, the Galileo International, Inc. Employee Stock Purchase Plan has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on behalf of the undersigned, thereunto duly authorized, in the City of Rosemont, State of Illinois, on June 30, 2000.

                                            GALILEO INTERNATIONAL, INC.
                                            EMPLOYEE STOCK PURCHASE PLAN


                                            By: /s/ Kenneth Whipple*
                                                ---------------------------
                                                Kenneth Whipple
                                                Committee Member

* James E. Barlett, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 to Registration Statement on behalf of the above indicated Registrant and officers and directors (constituting a majority of the directors) and Plan pursuant to a Power of Attorney filed with the Securities and Exchange Commission.


June 30, 2000                               By: /s/ James E. Barlett
                                                ---------------------------
                                                James E. Barlett
                                                Chairman, Chief-Executive
                                                  Officer and President

                                  EXHIBIT INDEX


                                                                                             Sequentially
Exhibit Number            Description                                                        Numbered Page
--------------            -----------                                                        -------------
3.1                       Restated Certificate of Incorporation (incorporated by              N/A
                          reference to Exhibit 3.1 to the Form S-1)

3.2                       Restated By-Laws (incorporated by reference to                      N/A
                          Exhibit 3.2 to the Form S-1)

3.3                       Amendment No. 1 to Restated By-Laws (incorporated by                N/A
                          reference to Exhibit 3.1 of the Form 10-Q for the
                          quarter ended March 31, 2000)

4.1                       Galileo International, Inc. Employee Stock Purchase                 previously filed
                          Plan

4.2                       Form of Stock Purchase Agreement                                    previously filed

5.1                       Opinion of Anthony C. Swanagan                                      previously filed

23.1                      Consent of Anthony C. Swanagan (included in Exhibit                 previously filed
                          5.1)

23.2                      Consent of KPMG LLP                                                 previously filed

24.1                      Power of Attorney                                                   previously filed

24.2                      Certified Board of Directors' resolution                            8